Execution

AMENDMENT TO CUSTODIAN AGREEMENT

This Amendment (the “Amendment”) to the Custodian Agreement is made as of October 8th, 2019, with an effective date (“Effective Date”) of October 10, 2019 by and between BMO Funds, Inc. (the “Fund”) on behalf of the portfolios listed on Appendix A, as amended from time to time, (each, a “Portfolio” and collectively, the “Portfolios”) and State Street Bank and Trust Company (the “Custodian”), a trust company established under the laws of Massachusetts with a principal place of business in Boston, Massachusetts. Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Custodian Agreement referred to below.

WHEREAS, the Fund and Investors Bank & Trust Company (“IBT”) entered into a Custodian Agreement dated September 1, 2004, as amended (the “Custodian Agreement”);

WHEREAS, IBT merged with and into the Custodian, effective July 2, 2007, with the result that the Custodian now serves as custodian under the Custodian Agreement;

WHEREAS, the Fund has requested the Custodian enter into this Amendment and the Custodian has agreed to do so, notwithstanding that the Custodian Agreement is not identical to the form of custodian agreement customarily entered into by the Custodian as custodian, in order that the services to be provided to each Portfolio by the Custodian, as successor by merger to IBT, may continue to be provided to each Portfolio in a consistent manner;

WHEREAS, the parties hereto wish to amend the Custodian Agreement as set forth below.

NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties agree as follows:

1.	Amendments.

Appendix A to the Custodian Agreement is hereby amended by deleting such Appendix A in its entirety and inserting in lieu thereof the attached Appendix A.

2.	Miscellaneous.

(a)        As amended and supplemented hereby, the Custodian Agreement shall remain in full force and effect.

(b)        This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same Agreement. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

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IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be executed in its name and on its behalf by a duly authorized officer as of the date set forth above.

BMO FUNDS, INC.

By:  /s/ John M. Blaser

Name:	John M. Blaser
Title:	President

STATE STREET BANK AND TRUST COMPANY

By: /s/ Andrew Erickson

Name:	Andrew Erickson
Title:	Executive Vice President

APPENDIX A

Portfolio

BMO Low Volatility Equity Fund

BMO Dividend Income Fund

BMO Large-Cap Value Fund

BMO Large-Cap Growth Fund

BMO Mid-Cap Value Fund

BMO Mid-Cap Growth Fund

BMO Small-Cap Value Fund

BMO Small-Cap Growth Fund

BMO Small-Cap Core Fund

BMO Global Low Volatility Equity Fund

BMO Disciplined International Equity Fund

BMO Pyrford International Stock Fund

BMO LGM Emerging Markets Equity Fund

BMO Alternative Strategies Fund

BMO Global Long/Short Equity Fund

BMO Ultra Short Tax-Free Fund

BMO Short Tax-Free Fund

BMO Short-Term Income Fund

BMO Intermediate Tax-Free Fund

BMO Strategic Income Fund

BMO TCH Corporate Income Fund

BMO TCH Core Plus Bond Fund

BMO High Yield Bond Fund

BMO Government Money Market Fund

BMO Tax-Free Money Market Fund

BMO Prime Money Market Fund

BMO Institutional Prime Money Market Fund

BMO Conservative Allocation Fund

BMO Moderate Allocation Fund

BMO Balanced Allocation Fund

BMO Growth Allocation Fund

BMO Aggressive Allocation Fund